UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TELADOC HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Teladoc Health, Inc.
2 Manhattanville Road, Suite 203
Purchase, New York 10577
(203) 635-2002

SUPPLEMENT TO PROXY STATEMENT

FOR

THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 17, 2021

This supplement, dated May 10, 2021 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Teladoc Health, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 7, 2021 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to be held on Monday, May 17, 2021, at 2:00 p.m. EDT. Stockholders of record at the close of business on March 23, 2021 are entitled to vote at the Annual Meeting.

The Proxy Statement includes a section entitled “Delinquent Section 16(a) Reports” on page 52 of the Proxy Statement. This Section inadvertently omitted certain Section 16(a) reports that were not timely filed. The Section below replaces in its entirety the “Delinquent Section 16(a) Reports” on page 52 of the Proxy Statement to include this information:

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors and certain officers of Teladoc Health and persons who own more than 10% of Teladoc Health common stock to file with the SEC initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Teladoc Health’s common stock. Such directors, officers and greater-than-10% stockholders are required to furnish Teladoc Health with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and Teladoc Health is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Teladoc Health and written representations from certain reporting persons that no additional reports were required, Teladoc Health believes that its directors, reporting officers and greater-than-10% stockholders complied with all these filing requirements for the fiscal year ended December 31, 2020, except for:

•	a Form 3 filed one business day late on March 3, 2020 reporting the initial securities ownership of Catherine A. Jacobson, who was appointed to the Board on February 21, 2020;

•	a Form 4 filed two business days late on May 11, 2020 reporting stock options exercised and shares sold by Jason Gorevic on May 5, 2020 pursuant to a Rule 10b5-1 trading plan;

•	a Form 4 filed four business days late on July 10, 2020 reporting the grant of stock options and RSUs to Christopher Caridi on July 1, 2020;

•	a Form 4 filed one business day late on July 10, 2020 reporting stock options exercised and shares sold by Mr. Gorevic on July 7, 2020 pursuant to a Rule 10b5-1 trading plan;

•	a Form 4 filed one business day late on August 7, 2020 reporting stock options exercised and shares sold by Mr. Gorevic on August 4, 2020 pursuant to a Rule 10b5-1 trading plan;

•	a Form 4 filed one business day late on September 4, 2020 reporting stock options exercised and shares sold by Mr. Gorevic on September 1, 2020 pursuant to a Rule 10b5-1 trading plan;

•	a Form 4 filed one business day late on October 9, 2020 reporting stock options exercised and shares sold by Mr. Gorevic on October 6, 2020 pursuant to a Rule 10b5-1 trading plan;

•	a Form 4 filed one business day late on November 6, 2020 reporting stock options exercised and shares sold by Mr. Gorevic on November 3, 2020 pursuant to a Rule 10b5-1 trading plan; and

•	a Form 4 filed 14 business days late on November 24, 2020 reporting the grant of stock options and RSUs to Arnnon Geshuri on October 30, 2020.

Such forms were filed late due to administrative oversight related to, among other things, receiving Rule 10b5-1 trading plan notifications from brokers after business hours.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. However, to the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information contained herein supersedes such information contained in the Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. Accordingly, we encourage you to carefully read this Supplement together with the Proxy Statement. From and after the date of this Supplement, any and all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible. If you have already returned your proxy card or provided voting instructions to your broker, bank, trustee or nominee, you do not need to take any action unless you wish to change your vote.